Exhibit 99.1

Stran Announces Acquisition of Strategic Assets of Gander Group™, Strengthening Foothold in the Gaming and Entertainment Industries

Quincy, MA / August 26, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the acquisition of assets and assumption of certain liabilities of Bangarang Enterprises, LLC, doing business as Gander Group, through a secured party sale initiated by the holder of Gander Group’s senior financing facility. Since its founding in 2009, Gander Group has been a recognized leader in casino continuity and loyalty programs, generating over $34 million in revenue in 2023.

The acquisition was conducted by Stran’s newly-formed subsidiary, Stran Loyalty Solutions, LLC. The Gander Group business will be operated by Stran Loyalty Solutions as an extension of the Company’s newly formed Casino Continuity and Loyalty group.

Gander Group, headquartered in Irvine, California, has historically boasted a strong track record of success, supporting leading casinos and other premier brands. By adding Gander Group’s strategic assets focused on gaming, casino, and entertainment industries, with Stran’s existing operational infrastructure and customer base, the Company expects to benefit from significant cross-selling opportunities and operational efficiencies to drive both revenue growth and enhanced margins. Additionally, Josh Blake, Chief Executive Officer and founder of Gander Group, and Bruce Batcheller, Chief Operating Officer, will join Stran Loyalty Solutions to support the Casino Continuity and Loyalty group.

“This is an important acquisition for Stran, our employees, and our valued clients,” said Andy Shape, CEO of Stran. “Gander Group’s industry-leading solutions for casino continuity and loyalty programs perfectly complement our comprehensive suite of promotional products. In addition, this strategic move allows us to cross-sell these offerings across all verticals, further enhancing the value we deliver to our stakeholders while increasing our penetration and recognition on the West Coast. Following the acquisition, we project our annualized revenue run rate will exceed $100 million, and expect the purchase will contribute positive cash flow. Moreover, we expect this transaction will be accretive for stockholders.”

“We are thrilled to join forces with the exceptional team at Stran,” said Josh Blake. “The sale will provide our notable casino and entertainment clients with unparalleled resources and expertise to support and accelerate a growth trajectory. We are also confident that Stran’s capabilities can help build upon the strong foundation Gander has established and deliver even greater value to our clients in the future.”

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing, and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com